Exhibit 10.27

                        2002A AMENDMENT TO LOAN AGREEMENT

                     This is a 2002A Amendment to Loan Documents (this "Agreement") dated as of December 31, 2002, by and among (i) BANK ONE, KENTUCKY, NA, a national banking association with an office and place of business in Louisville, Kentucky, as agent bank on behalf of the Banks defined herein ("the Agent Bank") (Bank One, Kentucky, NA may also be referred to as a "Bank"); (ii) the BANKS identified on Schedule 1.1 hereto (each a "Bank" and collectively, the "Banks"); (iii) NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation with its principal office and place of business and registered office in New York, New York (the "Borrower") and (iv) the SUBSIDIARIES identified on Schedule
1.2 hereto (each an "Existing Subsidiary" and collectively, the "Existing Subsidiaries").


                                    RECITALS:

           A. The Borrower and the Existing Subsidiaries entered into a Loan Agreement with the Agent Bank and the Banks dated as of December 29, 2000, as amended to the date hereof (the "Original Loan Agreement").

           B. The Borrower executed and delivered to the Agent Bank a Revolving Credit Note in the face amount of $10,000,000.00 dated December 29, 2000 (the "Original Revolving Credit Note").

           C. The Borrower executed and delivered to the Agent Bank a Term Note in the face amount of $25,000,000.00 dated December 29, 2000 (the "Original Term Note").

           D. The Existing Subsidiaries executed and delivered to the Agent Bank a Guaranty Agreement dated as of December 29, 2000 (the "Original Guaranty"), guarantying payment of the Original Revolving Credit Note and the Original Term Note.

           E. The Borrower and the Existing Subsidiaries executed and delivered to the Agent Bank a Security Agreement dated as of December 29, 2000 (the "Original Security Agreement"), securing payment of the Original Revolving Credit Note and the Original Term Note.

           F. The Borrower and the Existing Subsidiaries executed and delivered to the Agent Bank a Pledge Agreement dated as of December 29, 2000 (the "Original Pledge Agreement"), securing payment of the Original Revolving Credit Note and the Original Term Note.

           G. National Tobacco Company, L.P. ("NTCLP"), one of the Existing Subsidiaries, executed and delivered to the Agent Bank a Mortgage and Security Agreement, Assignment of Rents, Leases and Profits, Financing Statement and Fixture Filing dated as of December 29, 2000 and recorded in Jefferson County, Kentucky (the "Original Mortgage"), securing payment of the Original Revolving Credit Note and the Original Term Note.

           H. NTCLP executed and delivered to the Agent Bank an Assignment of Security Interest in United States Trademarks, which was filed in the US patent and Trademark Office ("USPTO"), securing payment of the Original Revolving Credit Note and the Original Term Note.

           I. North Atlantic Operating Company ("NAOC") executed and delivered to the Agent Bank an Assignment of Security Interest in United States Trademarks, which was filed in the USPTO, securing payment of the Original Revolving Credit Note and the Original Term Note.

           J. The Borrower has completely paid off the Original Term Note. The Borrower has requested that the Agent Bank and the Banks extend the maturity of the Original Revolving Credit Note for one year and increase the face amount of the Original Revolving Credit Note to $20,000,000. The Agent Bank and the Banks are agreeable to such changes, upon the terms and conditions set forth herein.

                     NOW THEREFORE, the Borrower, the Existing Subsidiaries, the Agent Bank and the Banks agree as follows:

           1. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

           A. References in Recitals to amount of Revolving Credit Facility. All references to the amount of the Revolving Credit Facility are hereby changed from "Ten Million Dollars ($10,000,00)" to "Twenty Million Dollars ($20,000,00)".

           B. Definitions. The following definitions are hereby amended and restated in their entirety as follows:

                     1.83 "Revolving Credit Facility" means the revolving line of credit established by the Banks in favor of the Borrower in the principal amount of Twenty Million Dollars ($20,000,000) pursuant to which the Borrower may obtain Revolving Credit Loans from the Banks and/or Letters of Credit from the Agent Bank during the term of the Revolving Credit Facility upon the terms and conditions set forth in this Loan Agreement. The Revolving Credit Facility includes as a sublimit the Letter of Credit Subfacility. All references to the "aggregate principal balance of the Revolving Credit Loans outstanding" or similar phrases in this Loan Agreement or in the Revolving Credit Notes shall mean, as of the date of determination thereof, the sum of (i) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement and (ii) the then existing Letter of Credit Usage.

                     1.87 "Revolving Credit Notes" means that certain Revolving Credit Note (or those certain Revolving Credit Notes) dated of even date with this Loan Agreement, made by the Borrower, payable to the order of Bank One, and in the face principal amount of Twenty Million Dollars ($20,000,000), the form of which is annexed to the 2002A


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
           Amendment to Loan Documents as Exhibit A-1, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time and each future Revolving Credit Notes, if any, made by the Borrower pursuant to the Revolving Credit Facility.

                     1.89 "Revolving Loan Commitment Termination Date" means the Revolving Loan Commitment Termination Date then in effect, which shall be the earliest of (i) December 31, 2003, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 9 of the Loan Agreement and (iii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to this Loan Agreement) and the Revolving Loan Commitments are reduced to zero and cancelled.

           C. Definition. The following new definition is hereby added to the Loan Agreement as follows:

                     1.101A "2002A Amendment to Loan Documents" means the 2002A Amendment to Loan Documents dated as of December 31, 2002.

           D. Amendment of Section 2. All references in Section 2 of the Loan Agreement to the amount of the Revolving Credit Facility are hereby changed from "Ten Million Dollars ($10,000,00)" to "Twenty Million Dollars ($20,000,00)".

           E. Amendment of Section 7.11 (Preferred Stock and Senior Notes).
Section 7.11 is hereby amended and restated as follows:

                     "7.11 Preferred Stock and Senior Notes To Remain Outstanding. The preferred stock issued by the Borrower and the Senior Notes shall remain outstanding during the term of this Agreement."

           F. Amendment of Section 8.6. Section 8.6 is hereby amended and restated as follows:

                     "8.6 Interest Coverage Covenant . The Borrower shall not permit the ratio of (x) the Borrower and the Subsidiaries' Consolidated Adjusted EBITDA to (y) Consolidated Interest Expense, measured on a rolling four Fiscal Quarters basis, to fall below 1.50 to 1.00 as of the end of any Fiscal Quarter."

           G. Amendment of Section 8.8 (Senior Notes). Section 8.8 is hereby amended and restated as follows:

                     "8.8 No Redemption, Purchase or Amendment of Preferred Stock or Senior Notes. The Borrower shall not redeem, purchase or amend the terms of the preferred stock issued by the Borrower or the Senior Notes."

           G. Amendment of Schedule 2.1. Schedule 2.1 is hereby amended, restated and replaced in its entirety by Schedule 2.1 attached to the 2002A Amendment to Loan Documents.

           H. Ratification. Except as specifically amended by the provisions hereinabove, the Loan Agreement remains in full, force and effect. The Borrower and each Existing Subsidiary hereby reaffirms and ratifies all of its respective obligations under the Loan Agreement, as amended and modified hereby.

           2. AMENDMENT OF ORIGINAL REVOLVING CREDIT NOTE. The Original Revolving Credit Note is hereby amended, restated and replaced in its entirety by the Revolving Credit Note attached to the 2002A Amendment to Loan Documents as Exhibit A-1.

           3. AMENDMENT AND RATIFICATION OF ORIGINAL GUARANTY. All references in the Original Guaranty to the "Revolving Credit Note", the "Revolving Credit Notes" or the "Notes" shall mean the Revolving Credit Note attached to the 2002A Amendment to Loan Documents as Exhibit A-1 in the original principal amount of $20,000,000, as such Note may be modified, amended, restated and/or replaced by the Borrower and the Agent Bank thereafter. Except as specifically amended by the provisions hereinabove, the Original Guaranty remains in full, force and effect, guarantying payment of the Revolving Credit Notes and the Revolving Credit Facility. Each Existing Subsidiary hereby reaffirms and ratifies all of its joint and several obligations under the Original Guaranty, as amended and modified hereby.

           4. AMENDMENT AND RATIFICATION OF ORIGINAL SECURITY AGREEMENT. All references in the Original Security Agreement to the "Revolving Credit Note", the "Revolving Credit Notes" or the "Notes" shall mean the Revolving Credit Note attached to the 2002A Amendment to Loan Documents as Exhibit A-1 in the original principal amount of $20,000,000, as such Note may be modified, amended, restated and/or replaced by the Borrower and the Agent Bank thereafter. All references in the Original Security Agreement to the "Revolving Credit Facility" shall mean the Revolving Credit Facility in the maximum principal amount of $20,000,000. All references in the Original Security Agreement to the "Revolving Credit Loans" shall mean the Revolving Credit Loans in the maximum principal amount of $20,000,000. Except as specifically amended by the provisions hereinabove, the Original Security Agreement remains in full, force and effect, securing payment of the Revolving Credit Notes and the Revolving Credit Facility. The Borrower and each Existing Subsidiary hereby reaffirms and ratifies all of its joint and several obligations under the Original Security Agreement, as amended and modified hereby.

           5. AMENDMENT AND RATIFICATION OF ORIGINAL PLEDGE AGREEMENT. All references in the Original Pledge Agreement to the "Obligations" which the Original Pledge Agreement secures shall be deemed to include (but not be limited to) the Revolving Credit Note attached to the 2002A Amendment to Loan Documents as Exhibit A-1 in the original principal amount of $20,000,000, as such Note may be modified, amended, restated and/or replaced by the Borrower and the Agent Bank thereafter. Except as specifically amended by the provisions hereinabove, the Original Pledge Agreement remains in full, force and effect. The Borrower and each Existing Subsidiary hereby reaffirms and ratifies all of its joint and several obligations under the Original Pledge Agreement, as amended and modified hereby.

           6. AMENDMENT AND RATIFICATION OF ORIGINAL MORTGAGE. All references in the Original Mortgage to the "obligations" which the Original Mortgage secures shall be deemed to include (but not be limited to) the Revolving Credit Note attached to the 2002A Amendment to Loan Documents as Exhibit A-1 in the original principal amount of $20,000,000, as such Note may be modified, amended, restated and/or replaced by the Borrower and the Agent Bank thereafter. Except as specifically amended by the provisions hereinabove, the Original Mortgage remains in full, force and effect. NTCLP hereby reaffirms and ratifies all of its obligations under the Original Mortgage, as amended and modified hereby.

           7. AMENDMENT AND RATIFICATION OF ALL OTHER LOAN DOCUMENTS. All references in any other Loan Documents not already referenced above to the "Obligations" or "Notes" or "Revolving Credit Note" shall be deemed to include (but not be limited to) the Revolving Credit Note attached to the 2002A Amendment to Loan Documents as Exhibit A-1 in the original principal amount of $20,000,000, as such Note may be modified, amended, restated and/or replaced by the Borrower and the Agent Bank thereafter. Except as specifically amended by the provisions hereinabove, such other Loan Documents remain in full, force and effect. The Borrower and each Existing Subsidiary hereby reaffirms and ratifies all of its joint and several obligations under all Loan Documents, as amended and modified hereby.


           8. CONDITIONS PRECEDENT. The Agent Bank's obligations under this Agreement are expressly conditioned upon, and subject to the following:

            A. the execution and delivery by the Borrower and each Existing Subsidiary of this Agreement;

            B. the delivery to the Agent Bank of a copy of the certificate of the Borrower's and each Existing Subsidiary's corporate secretary certifying the resolutions of such entity's board of directors to the effect that execution, delivery and performance of this Agreement and subsequent amendments and extensions have been duly authorized and as to the incumbency of those authorized to execute and deliver this Agreement, subsequent amendments and all other documents to be executed in connection herewith and therewith;

            C. the representations and warranties of the Borrower and each Existing Subsidiary shall be true and accurate in all respects; and

            D. the reimbursement of the Agent Bank for its reasonable and necessary out-of-pocket fees and expenses as provided in Section 11.5 of the Original Loan Agreement.

           9. REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce the Agent Bank and the Banks to enter into this Agreement, the Borrower and each Existing Subsidiary represents and warrants to Agent Bank as follows:


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
           A. The Borrower and each Existing Subsidiary has full power, authority, and capacity to enter into this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Borrower and each Existing Subsidiary, enforceable against it in accordance with its terms.

           B. Upon execution and delivery of this Agreement and after giving effect thereto, no Event of Default under any of the Loan Documents and any other documents, certificates or instruments under the Loan Agreement or any other of the Loan Documents shall exist which continues unwaived by the Agent Bank, and no event which with the passage of time, the giving of notice or both would constitute an Event of Default, exists as of the date hereof.

           C. The person executing this Agreement on behalf of the Borrower and each Existing Subsidiary is duly authorized to do so.

           D. The representations and warranties made by the Borrower and each Existing Subsidiary in any of the Loan Documents are hereby true and correct in all material respects as of the date hereof.

           E. There are no pending or, to the knowledge of the Borrower threatened, any action, suit, proceeding or arbitration or, to the knowledge of the Borrower, any governmental investigation pending or threatened, against or affecting the Borrower or the Existing Subsidiaries or any property of the Borrower or the Existing Subsidiaries seeking damages in excess of $1,000,000 in the aggregate, which has not been disclosed by the Borrower pursuant to
 Section 6.9 of the Loan Agreement or which prior to (a) the making of the last preceding Revolving Credit Loan or (b) the issuing of the most recent Letter of Credit or the most recent extension of the stated maturity date of any Letter of Credit, prior to the execution of this Agreement, if determined adversely, would have a Material Adverse Effect. Further, there has occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of the Banks, could reasonably be expected to have a Material Adverse Effect on the financial condition of the Borrower and the Existing Subsidiaries on a consolidated basis. No injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of the Loan Agreement or the making of the Revolving Credit Loans, the making of the Term Loans, the issuing or extension of the respective stated expiration dates of the Letters of Credit under the Loan Agreement .

          10.        MISCELLANEOUS.

           A. Time shall be of the essence in the performance of the obligations of the Borrower and the Existing Subsidiaries under this Agreement.

           B. To the extent that assignment is permitted under this Agreement, the provisions of this Agreement shall bind and benefit the Borrower and each Existing Subsidiary and the Agent Bank and the Banks and their respective, successors and assigns, including each subsequent holder, if any, of the Revolving Credit Note.


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
           C. This Agreement, the other Loan Documents and the related writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the State of New York.

           D. Neither the Borrower nor any Existing Subsidiary may assign their rights under this Agreement to any other party. This Agreement may be modified only in writing executed by the Agent Bank, the Banks and the Borrower and each Existing Subsidiary.

           E. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any one or more of the other provisions hereof. The Borrower, each Existing Subsidiary, the Banks and the Agent Bank agree that this Agreement shall be so interpreted as to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

           F. The Borrower and each Existing Subsidiary shall sign such financing statements or other documents or instruments as the Agent Bank may reasonably request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement or the other Loan Documents.

           G. The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

           H. This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.

IN WITNESS WHEREOF, the Agent Bank, each Bank, the Borrower and each Existing Subsidiary has caused this Loan Agreement to be duly executed as of the day and year first above written.


                              BANK ONE, KENTUCKY, NA, as Agent Bank
                              ("the Agent Bank")

                              /s/ Joseph Brenner
                              ------------------------------------------------
                              By: Joseph Brenner, Senior Vice President




                              BANK ONE, KENTUCKY, NA, as a Bank (a "Bank")

                              /s/ Joseph Brenner
                              ------------------------------------------------
                              By: Joseph Brenner, Senior Vice President

                              NORTH ATLANTIC TRADING COMPANY, INC.,
                              as the Borrower

                              /s/ David Brunson
                              ------------------------------------------------
                              By:  President



                              NATIONAL TOBACCO COMPANY, L.P.,
                              as an Existing Subsidiary

                              By NATIONAL TOBACCO FINANCE CORPORATION
                              as its general partner

                              /s/ David Brunson
                              ------------------------------------------------
                              By:  Secretary


                              NORTH ATLANTIC OPERATING COMPANY , INC.
                              as an Existing Subsidiary

                              /s/ David Brunson
                              ------------------------------------------------
                              By:  Secretary


                              NATIONAL TOBACCO FINANCE CORPORATION
                              as an Existing Subsidiary

                              /s/ David Brunson
                              ------------------------------------------------
                              By:  Secretary



Prepared by:

/s/ John S. Egan
----------------------------
John S. Egan
Frost Brown Todd LLC
400 West Market Street, 32nd Floor
Louisville, KY  40202-3363
Phone: (502) 568-0224
Fax: (502) 581-1087


LOUIMDMS/214403.2

                                  SCHEDULE 1.1

                                  LIST OF BANKS



                        BANK ONE, KENTUCKY, NA ("Bank One")
                        416 West Jefferson Street
                        Louisville, Kentucky 40202
                        Attention: Mr. Joseph Brenner

                                  SCHEDULE 1.2

                          LIST OF EXISTING SUBSIDIARIES


                    NATIONAL TOBACCO COMPANY, L.P.
                    c/o North Atlantic Trading Company, Inc.
                    257 Park Avenue South - 7th Floor
                    New York, New York 10010-7304
                    Attention: President

                    NORTH ATLANTIC OPERATING COMPANY, L.P.
                    c/o North Atlantic Trading Company, Inc.
                    257 Park Avenue South - 7th Floor
                    New York, New York 10010-7304
                    Attention: President

                    NATIONAL TOBACCO FINANCE CORP.
                    c/o North Atlantic Trading Company, Inc.
                    257 Park Avenue South - 7th Floor
                    New York, New York 10010-7304
                    Attention: President

                                  SCHEDULE 2.1

                   SCHEDULE OF REVOLVING LOAN COMMITMENTS AND
                    REVOLVING CREDIT FACILITY PRO RATA SHARES


           The maximum amount of the Revolving Credit Facility is $20,000,000.


                                        Revolving               Revolving
                                        Credit Facility         Loan
Name of Bank                            Pro Rata Share          Commitment
------------                            --------------          ----------

Bank One, Kentucky, NA                     100.00%            $ 20,000,000.00

           Totals                          100.00%             $20,000,000.00

                                   EXHIBIT A-1

                              REVOLVING CREDIT NOTE

$20,000,000                                                    December 29, 2000
                                          Amended and Restated December 31, 2002


           FOR VALUE RECEIVED, NORTH ATLANTIC TRADING COMPANY, INC. (the "Borrower") promises to pay to the order of BANK ONE, KENTUCKY, NA, a national banking association (the "Payee" or the "Bank"), on or before the Revolving Loan Commitment Termination Date (as defined in the Loan Agreement defined below), the lesser of (y) the principal amount of Twenty Million Dollars ($20,000,000), and (z) the unpaid aggregate principal amount of all advances made by the Bank to the Borrower as Revolving Credit Loans under the Loan Agreement referred to below.

           The Borrower also promises to pay interest on the unpaid principal amount hereof until paid at the rates, at the times and from the dates which shall be determined in accordance with the provisions of that certain Loan Agreement dated as of December 29, 2000 (as amended, the "Loan Agreement") entered into by and among the Borrower, the Subsidiaries of the Borrower, the Banks party thereto (referred to herein individually as a "Bank" and collectively as the "Banks"), and Bank One, Kentucky, NA, as Agent Bank (in such capacity the "Agent Bank"). Capitalized terms used herein without definition shall have the meanings assigned those terms in the Loan Agreement. To the extent this document contains references to multiple "Banks" or "Revolving Credit Notes" at a time when there exists only one "Bank" and one "Revolving Credit Note", such references shall be deemed to refer to such single "Bank" and "Revolving Credit Note".

           This Note is one of the Borrower's "Revolving Credit Notes" and is issued pursuant to and is entitled to the benefits of the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were or are made and are to be repaid.

           The Revolving Credit Facility contains one subfacility: the Letter of Credit Subfacility. The Borrower shall not be entitled to receive any Revolving Credit Loan hereunder to the extent that the making of the Revolving Credit Loan would cause the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans and (ii) the Letter of Credit Usage to exceed the aggregate amount of the Revolving Loan Commitments.

           All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent Bank located at 416 West Jefferson Street, Louisville, Kentucky 40202, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Until notified in writing of the transfer of this Note, the Borrower and the Agent Bank shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Borrower and the Agent Bank as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon or in its records of all principal payments previously made hereunder and of the date to which interest herein has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

           This Note is subject to prepayment at the option of the Borrower and to mandatory prepayment as provided in Section 2.4 of the Loan Agreement.

           This Note is secured through the Security Agreement, the Mortgage, the Pledge Agreement and other Loan Documents providing security to the Agent Bank, for the benefit of the Banks.

           This Note is subject to restriction on transfer or assignment as provided in Section 12 of the Loan Agreement.

           THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

           The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

           No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

           The Borrower promises to pay all reasonable and necessary out-of-pocket costs and expenses required to be paid under Section 11.5 of the Loan Agreement. The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind.

           This Note is delivered in amendment, restatement and replacement of, but not in novation of, the Revolving Credit Note of the Borrower dated December 29, 2000 in the principal amount of $10,000,000.

                     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of December 31, 2002.


                                    NORTH ATLANTIC TRADING COMPANY, INC.
                                    ( the "Borrower")

                                    By ___________________________________
                                    Title___________________________________